Reading International Announces

Trial Court Decision to Appoint Temporary Trustee Ad Litem to Obtain Offers to Purchase RDI Voting Stock in James J. Cotter, Sr., Voting Trust

Culver City, California, - (BUSINESS WIRE) – February 23, 2018 –  Reading International, Inc. (the “Company”) today announced that the California Superior Court has issued a statement of decision (the “Statement of Decision”) in the matter In Re:  James V. Cotter, Living Trust, Ellen Marie Cotter, Margaret Cotter, Petitioners, vs. James J. Cotter, Jr., Respondent, Case No: BP159755 (the “Cotter Trust Case”), relating to Mr. James J. Cotter, Jr.’s February 8, 2017 petition to appoint a temporary trustee ad litem (a “Temporary TAL”) to pursue a sale of the Class B Voting-Stock owned, before his death, by Mr. James J. Cotter, Sr.  These shares represent more than 66% of the outstanding voting power of our Company.  In response to Mr. Cotter, Jr.’s petition, the California Superior Court has determined to appoint a Temporary TAL “with the narrow and specific authority to obtain offers to purchase the RDI stock in the voting trust, but not to exercise any other powers without court approval, specifically the sale of the company or any other powers possessed by the trustees.”

In a prior statement of decision dated December 8, 2017, the California Superior Court determined  Ellen Cotter and Margaret Cotter to be the sole trustees of the James J. Cotter, Sr., Living Trust (the “Cotter Trust”), and Margaret Cotter to the sole trustee of the voting trust to be created under the Cotter Trust (the “Voting Trust”).  The Statement of Decision, except with respect to the limited authority granted to the Temporary TAL, leaves Ellen Cotter and Margaret Cotter in place as trustees, with all powers granted to them under the applicable trust documents, over all other matters relating to the Cotter Trust, the Voting Trust and their respective assets, including authority to vote the Class B Stock held by the Cotter Trust and/or the Voting Trust.

The Statement of Decision does not name a Temporary TAL, but provides that if the parties cannot agree on a Temporary TAL, one will be appointed at some future date by the California Superior Court.

Our Company’s Board of Directors previously established a Special Independent Committee comprised of directors William Gould (our lead independent director who also serves as the Chair of the Special Independent Committee), Judy Codding and Douglas McEachern to, among other things, address any potential change of control transaction relating to the sale of the shares of Class B Voting Stock, which may now or in the future be held by the Cotter Trust.

The Charter of the Special Independent Committee includes the following statements:   “Due to the fact that the Voting Stock held by the [Cotter] Trust and the [Cotter] Estate represents less than 5% of the outstanding equity of the Company, there is a risk that the interests of the person or group acquiring such a controlling block would not be consistent with the long term business strategy adopted by the Company’s Board or would otherwise be inconsistent with the interest of holders of Class A Common Stock or other holders of Class B Common Stock.  The Board had previously determined that it would be in the best interests of the Company and its stockholders for the Company to pursue its long-term business strategy as an independent company.  Ellen Cotter, Margaret Cotter, and/or an entity in which they have a controlling interest may be involved in the Trust Share Sale Process as a potential purchaser of such shares, and have advised the Board that they intend to continue with the implementation of the business strategy adopted by the Board.  Mr. Cotter, Jr., voted against approval of that business strategy.”   A complete copy of the Special Independent Committee Charter will be attached to our filing on Form 8-K, being made with respect to this press release.

Our Company has advised the California Superior Court that it opposes the appointment of a Temporary TAL, as it believes that such an appointment is not in the best interests of our Company and our stockholders generally. Such a marketing process, conducted without the participation or support of the Board of Directors and without any protections for minority stockholders, risks an acquisition of control that does not reflect our Company’s value and growth opportunities and transfers value from our stockholders to a potentially unqualified individual or group.  Moreover, irrespective of who may eventually end up with control, such a process risks distracting key employees from executing our business plan and disrupting present and future business relations, valuation creation strategies and development projects.

Our Board of Directors has not changed its position that it is in the best interests of our Company and our stockholders generally to continue the independent pursuit of our Company’s current business plan and that a sale of the Company at this time would not be in the best interests of stockholders generally. The Special Independent Committee and our Board of Directors will monitor further developments arising out of the Statement of Decision and determine what steps, if any, should be taken in the best interests of our Company and our stockholders generally.

As previously announced, on December 11, 2017, the District Court in Nevada in the matter Cotter vs. Cotter, et al., Case No.: A-15-719860-B, Dept. No. XXVII (the “Cotter Derivative Litigation”) dismissed all derivative claims against Directors Judy Codding, William Gould, Edward L. Kane, Doug McEachern and Michael Wrotniak determining that Mr. James J. Cotter, Jr., had failed to demonstrate any “genuine issues of material fact related to the disinterestedness and/or independence of those directors.” On December 29, 2017, these five directors (constituting a majority of our Board of Directors) voted to ratify the actions of our Board of Directors in terminating Mr. Cotter, Jr., as President and CEO, and the actions of our Compensation Committee in permitting the Cotter Estate to use shares of Class A Non-Voting Stock to pay the exercise price of options held by the Cotter Estate to acquire Class B Voting Stock.  Based on this ratification, our Company intends to seek dismissal of Mr. Cotter, Jr.’s derivative claims relating to these actions.

About Reading International, Inc.

Reading International, Inc. (NASDAQ: RDI) is a leading entertainment and real estate company, engaging in the development, ownership and operation of multiplex cinemas and retail and commercial real estate in the United States, Australia and New Zealand.

The family of Reading brands includes cinema brands Reading Cinemas, Angelika Film Centers, Consolidated Theatres, and City Cinemas; live theaters operated by Liberty Theatres in the United States; and signature property developments, including Newmarket Village, Auburn Red Yard and Cannon Park in Australia, Courtenay Central in New Zealand and 44 Union Square in New York City.

Additional information about Reading can be obtained from the Company's website: http://www.readingrdi.com.

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995. Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared. No guarantees can be given that our expectation will in fact be realized, in whole or in part. You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties. However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team. Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•

Future actions, developments and decisions by one or more litigants, a temporary trustee ad litem or other trustee or guardian appointed by a court, or the courts, including appellate courts, in the above-described legal matters.

•	Future actions by members of the Cotter family or their respective affiliates and representatives.
•	Future actions by the Company’s Special Independent Committee or the Board of Directors or any of the Company’s stockholders.
•	Future actions of third parties.

The above list is not necessarily exhaustive.

Given the variety and unpredictability of the factors that will ultimately influence the matters covered in this press release, no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct.    Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform, either when considered in isolation or when compared to other securities or investment opportunities.

Finally, we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which our forward-looking statements speak.

Investor Contacts:

Reading International, Inc.

Dev Ghose, Executive Vice President & Chief Financial Officer

Andrzej Matyczynski, Executive Vice President for Global Operations

(213) 235-2240

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel or Matthew Gross

(212) 355-4449